Exhibit 5.1
                                                                    -----------




            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]




                                                            February 16, 2006


Hughes Communications, Inc.
11717 Exploration Lane
Germantown, Maryland 20876

                           Re:   Registration Statement on Form S-8
                                 of Hughes Communications, Inc.
                                 ----------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Hughes Communications, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to an aggregate of 2,700,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), issuable pursuant to the Hughes Communications, Inc. 2006 Equity and Incentive Plan (the "Plan").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following: (i) the Company's Registration Statement on Form S-8, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on the date hereof (together with all exhibits thereto, the "Registration Statement"); (ii) the Plan; (iii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (iv) the Amended and Restated By-Laws of the Company, certified by the Secretary of the Company, as currently in effect; (v) a specimen common stock certificate representing the Common Stock; (vi) the form of award agreements to govern awards of stock options pursuant to the Plan (each, an "Award Agreement") and (vii) certain resolutions of the Board of Directors of the Company relating to the Plan, the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform

Hughes Communications, Inc.
11717 Exploration Lane
Germantown, Maryland 20876
February 16, 2006
Page 2



all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others. In rendering the opinion set forth below, we have also assumed that:

       (a) all Shares will be issued upon the exercise of rights granted in accordance with one or more Award Agreements substantially in a form examined by us;

       (b) the consideration received by the Company for each Share delivered pursuant to each Award Agreement shall not be less than the par value of the Common Stock; and

       (c) the registrar and transfer agent for the Common Stock will duly register such issuance and countersign the stock certificates evidencing such Shares and such stock certificates will conform to the specimen certificate examined by us.

         Members of our firm are admitted to the Bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized by the Company, and when the Shares have been issued and paid for pursuant to the terms of the applicable Award Agreements and the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,

                                    /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP